EXHIBIT 3.6

                             ARTICLES OF ASSOCIATION



                               IN ACCORDANCE WITH



                         THE COMPANIES LAW, 5759 - 1999

                                       OF

                                 POWERDSINE LTD.

                             Adopted March 27, 2004


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                                TABLE OF CONTENTS


SECTION     SUBJECT

   1.       Name of the Company

   2.       Objects of the Company

   3.       Interpretation

   4. The Company's Authorized Share Capital and the Rights Attached to Shares

   5.       Public Company

   6.       Limited Liability

   7.       Jointly Held Shares and Share Certificates

   8.       Remedies of the Company in relation to Shares Not Paid Up

   9.       Transfer of Shares

  10.       Alteration of Capital

  11.       Alteration of Rights of Classes of Shares

  12.       General Meetings

  13.       Convening General Meetings

  14.       Proceedings at General Meetings

  15.       Voting at the General Meetings

  16.       The Majority Required for Votes at General Meetings

  17.       The Board of Directors

  18.       The Appointment of the Board of Directors and Termination of Office

  19.       Meetings of the Board of Directors

  20.       Voting at the Board of Directors

  21.       Committees of the Board of Directors

  22.       Exemption, Insurance and Indemnity

  23        Independent Auditor

  24.       Signing on behalf of the Company

  25.       Dividends and Bonus Shares

  26.       Redeemable Securities

  27.       Donations

  28.       Notices

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1.     NAME OF THE COMPANY

       The name of the Company is POWERDSINE LTD.

2.     PURPOSE OF THE COMPANY

       The purpose of the Company is to engage in any lawful occupation and/or business.

3.     INTERPRETATION

              3.1 In these articles, each of the following expressions shall bear the meanings set forth alongside them:

       (a)    "ARTICLES" - these articles of association;

       (b) "BUSINESS DAY" - a day on which banks in both Tel Aviv and New York City are generally open for business.

       (c)    "COMPANIES LAW" - the Companies Law, 5759-1999;

       (d) "COMPANIES ORDINANCE" - the Companies Ordinance (New Version), 5743-1983;

       (e) "COMPANIES REGULATIONS" - regulations promulgated by virtue of the authority granted pursuant to the Companies Law;

       (f) "DIRECTOR" - as defined in section 1 of the Companies Law, including an alternate;

       (g) "FINANCIAL STATEMENTS" - the financial statements that the Company must prepare pursuant to the law;

       (h) "LAW" - the provisions of any law prevailing in the State of Israel and the United States of America's securities laws and any applicable rule of any stock market on which the Company's securities are listed;

       (i) "ORDINARY MAJORITY" - a majority of more than half the votes of the shares entitled to vote and voting in person or by proxy;

       (j) "SUPERMAJORITY" - a majority of more than 2/3 (two thirds) of the votes of the shares entitled to vote and voting in person or by proxy;

       (k) "SECURITIES"" - shares, debentures, capital notes, securities convertible into shares and rights to any of the aforegoing, issued by the Company;

       (l)    "THE MEMORANDUM" - the Company's memorandum of association;

       (m) "WRITING" - print and any other form of printing words, including documents sent in writing by facsimile, cable, telex, e-mail, computer or through any other electronic media, which creates or enables the creation of a copy and/or printout of the document.;

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       3.2    A reference to a person includes any corporate body.


       3.3 Words importing the singular shall include the plural, and vice versa.


       3.4 Words importing the masculine shall include the feminine, and vice versa.


       3.5 (a) Where a certain period is defined as a specific number of days or weeks from a particular day, such day shall not be included in the count.

              (b) A period defined as a specific number of months or years after a particular event shall end on such day of the last month as is the same day of the month as the day on which that event took place or, if the last month has no such day, on the last day thereof.

              (c) Days of rest or vacation, and public holidays, shall be included in computing the number of days of a period unless they are the last days thereof.

       3.6 Except as provided in this paragraph, every word and expression herein shall bear the meaning designated to them in the Companies Law, and if the Companies Law contains no such definition - the meaning designated to them in the Companies Regulations, and if the Companies Regulations contains no such definition - the meaning designated to them in any other law, unless the context otherwise requires.

       3.7 For the avoidance of doubt, it is hereby clarified that with regard to matters formalized in the Companies Law in such manner that stipulations may be made with respect to the arrangements pertaining thereto in these Articles, and these Articles do not include provisions with respect thereto which are different than the provisions of the Companies Law, the provisions of the Companies Law shall apply with respect thereto.

       3.8    The provisions of these articles are subject to applicable law.


4.     THE COMPANY'S AUTHORIZED SHARE CAPITAL AND THE RIGHTS ATTACHED TO THE
       SHARES

       4.1 The Company's authorized share capital is NIS 500,000 par value, divided into 50,000,000 ordinary shares having a par value of NIS 0.01 each (hereinafter, the "ORDINARY SHARES").

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       4.2    All the Ordinary Shares are of equal rights between them for all intents and purposes, and each Ordinary Share shall confer on the holder thereof:

              4.2.1 The equal right to participate in and vote at the Company's general meetings, whether ordinary meetings or special meetings, and each of the shares in the Company shall entitle the holder thereof, who is present at the meeting and participating in the vote, whether in person, or by proxy, to one vote;

              4.2.2 The equal right to participate in the distribution of dividends, whether in cash or in bonus shares, in the distribution of assets or in any other distribution, according to the proportion of the par value of such shares; and

              4.2.3 The equal right to participate in the distribution of the Company's surplus assets at the time of dissolution of the Company, according to the proportion of the par value of such shares.

       4.3 The Board of Directors may issue other shares and securities, which are convertible or may be exercised into shares, up to the limit of the Company's authorized share capital. For the purpose of calculating the limit of the Company's authorized share capital, securities that are convertible or may be exercised into shares shall be deemed to have been converted or exercised at the time of issue thereof.

5.     PUBLIC COMPANY

       The Company is a public company pursuant to the Companies Law.

6.     LIMITED LIABILITY

       The liability of the shareholders for the debts of the Company shall be limited to the full amount (par value together with premium) which they were required to pay to the Company for the shares, and which has not yet been paid by them.

7.     JOINTLY HELD SHARES AND SHARE CERTIFICATES

       7.1 In the event that two people or more are registered in the Register of Shareholders as the joint holders of a share, each one of them shall be entitled to give binding receipts for any dividend or other moneys in connection with such share.

       7.2 A shareholder who is registered in the Register of Shareholders is entitled to receive from the Company, without payment and at such shareholder's request, within a period of three months after the allocation or registration of the transfer, one share certificate with respect to all the shares registered in his name, which shall specify the aggregate number of the shares held by such shareholders. In the event of a jointly held share, the Company shall issue one share certificate for all the joint holders of the share, and the delivery of such certificate to one of the joint holders shall be deemed to be delivery to all of them.

       7.3 Each share certificate shall bear the signature of two office holders of the Company.

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       7.4    A share certificate that is defaced, destroyed or lost may be renewed based on evidence and guarantees as the Company shall demand, from time to time.

       7.5 The Company shall not recognize any person as holding a share in trust, and shall not be bound or compelled to recognize any equitable, contingent, future or partial interest in any share, except in reliance upon a judicial decision or pursuant to the requirements of any law.

8.     REMEDIES OF THE COMPANY IN RELATION TO SHARES NOT FULLY PAID UP

       8.1 Should the consideration that the shareholder was required to pay to the Company in consideration of his shares not have been received by the Company in whole or in part, upon such date and terms as determined in the terms of allocation of his shares and/or in the Call on Shares as stated in Article
8.2 below, the Company is entitled, by a resolution of the Board of Directors, to demand the forfeiture of the shares whose consideration was not paid in full. Forfeiture of the shares shall be implemented only in the event that the Company sent to the shareholder notice, in writing, of its intention to demand forfeiture of his shares within at least seven days from the date of receipt of the notice, in the event that the payment is not made during the period as determined in the said notice.

       The Board of Directors may, at any time prior to the date on which the forfeited share was sold, re-allocated or transferred in any other manner, cancel the forfeiture on such terms as it shall deem fit.

       The forfeited shares shall be held by the Company as dormant shares or shall be sold.

       8.2 If, according to the terms of allocation of shares, there is no date scheduled for the payment of any part of the price payable therefor, the Board of Directors may make calls, from time to time, upon the shareholders who have not yet paid in full the consideration for their shares in respect of any moneys as yet unpaid on the shares which they hold, and each shareholder shall be required to pay to the Company the amount called on his shares at the date scheduled therefore, provided that he shall receive fourteen days prior notice of the date and place of payment ("CALL ON SHARES"). The notice shall specify that non-payment on the scheduled date or prior thereto, at the specified place, may cause forfeiture of the shares in respect of which the call was made. A Call on Shares may be revoked or postponed to another date, as shall be decided by the Board of Directors.

       8.3 In the absence of any other determination in the terms of allocation of the shares, a shareholder shall not be entitled to receive a dividend or use any right as a shareholder in respect of shares which have not yet been fully paid up.

       8.4 Joint holders of a share shall be jointly and severally liable for the payment of the amounts due to the Company in respect of the share.

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       8.5    Nothing stated in these Articles shall derogate from any other remedy of the Company with respect to a shareholder who has not paid his debt to the Company in respect of his shares.


9.     TRANSFER OF SHARES

       9.1    The shares of the Company are transferable.

       9.2 The transfer of shares shall not be registered in the Company's Register of Shareholders, unless:

              (a) The transfer was made in writing, in the form specified by the Board of Directors or the transfer agent appointed by the Company and such writing was delivered to the Company's registered office or such transfer agent, together with the certificates of the shares due to be transferred, if such certificates have been issued; or

              (b) A court order shall be delivered to the Company for amendment of the registration; or

       9.3 The transfer of shares that are not fully paid up is subject to the approval of the Board of Directors, which is entitled to withhold its approval at its absolute discretion, and without giving reasons therefor.

       9.4 The administrators and executors of the estate of a sole shareholder who died, or in the event that there are no administrators or executors, people who have title in their capacity as the heirs of the sole shareholder who died, shall be the only persons recognized by the Company as having any title to the share which was registered in the name of the deceased.

       9.5 Should a share be registered in the name of two or more holders and one such holder has died, the Company shall recognize only the surviving holder or the surviving holders as having title to the share or any benefit therein. Should a share be registered in the name of a number of holders jointly, each one of them shall be entitled to transfer his right therein.

       9.6 The transferee shall be deemed to be the shareholder with respect to the transferred shares from registration of his name in the Register of Shareholders.

       9.7 The Company may close the Register of Shareholders for such period of time as the Board of Directors shall deem fit, PROVIDED that the period of closure of any such book shall not exceed thirty days each year. The Company shall notify the shareholders of the closure of the books in such manner as determined in Article 28 below.

       9.8 The Company may recognize a receiver or liquidator of a shareholder in dissolution or in liquidation or a trustee in bankruptcy or an official receiver of a bankrupt shareholder as having title to the shares registered in the name of such shareholder.

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       9.9    The receiver or liquidator of a shareholder in dissolution or in liquidation or the trustee in bankruptcy or the official receiver of a bankrupt shareholder, upon producing evidence as the Board of Directors shall deem sufficient, which attests that he does indeed bear the position by virtue of which he acts pursuant to this Article, or which attests to a description of his possession, shall be entitled, with the consent of the Board of Directors (which shall be entitled to withhold its consent without giving any reason therefor) to be registered as a shareholder with respect to the said shares, or shall be entitled to transfer the shares, subject to the provisions with respect to transfer contained in these Articles.

10.    ALTERATION OF CAPITAL

       10.1 The general meeting may increase the Company's registered share capital by creating new shares of an existing class or of a new class, as shall be determined by a resolution of the general meeting.

       10.2 The general meeting may cancel registered share capital not yet allocated, provided that the Company has made no commitment, including a conditional commitment, to allocate such shares.

       10.3   The general meeting may:

              10.3.1 Consolidate and divide its share capital or any part thereof into shares having a larger par value than that of the existing shares;

              10.3.2 Divide the Company's share capital, in whole or in part, by sub-dividing its existing shares into shares having a smaller par value than that of the existing shares; or

              10.3.3 Reduce the Company's share capital and any reserve fund for capital redemption.

       10.4 Unless otherwise specified in these Articles or in the terms of issue of any shares, all new share capital shall be deemed to be part of the original share capital, and shall be subject to the same provisions of these Articles with respect to payment of Calls on Shares, transfer, forfeiture or any other provision which applies to the original share capital.

       10.5 The Board of Directors may resolve to issue a series of debentures within the framework of its authority to borrow on the Company's behalf, and within the limits of such authority. The foregoing does not negate the authority of the Chief Executive Officer or someone authorized by him to borrow on the Company's behalf, to issue debentures, promissory notes and bills of exchange, within the limits prescribed by the Board of Directors.

11.    ALTERATION OF RIGHTS OF CLASSES OF SHARES

       11.1 Until such time as determined otherwise in the terms of issue of the shares and subject to the provisions of any law, the rights of any class of shares may be altered, after a decision is passed by the Company and with the approval of a

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resolution passed by an ordinary majority of those present at the general meeting of the shareholders of that class or consent, in writing, of all the shareholders of that class. The provisions of these articles with respect to general meetings shall apply, with the suitable modifications, to the general meeting of the holders of any class.

       11.2 The rights conferred on the holders of shares of a particular class issued with special rights shall not be deemed to have been altered by the creation or issue of additional shares of equal rank thereto, unless otherwise stipulated in the terms of issue of such shares.

12.    THE GENERAL MEETING

       12.1 The general meeting of shareholders has all the powers given to it under the Companies Law and the Companies Ordinance.

       12.2 The assumption and/or transfer of powers as aforesaid shall be for a particular matter or for a particular period of time, all as provided in the meeting's resolution.

13.    CONVENING GENERAL MEETINGS

       13.1 General meetings shall be convened at least once a year at such place and time as shall be determined by the Board of Directors, but not later than fifteen (15) months after the last general meeting. These general meetings shall be termed "ANNUAL MEETINGS", and any other meetings of the Company's Shareholders shall be termed "SPECIAL MEETINGS".

       13.2 The agenda of each Annual Meeting shall include discussion of the financial statements, as required by law. The Annual Meeting shall appoint an Independent Auditor, shall appoint members of the Board of Directors pursuant to these Articles, and shall transact all the other business required at the Annual General Meeting of the Company, pursuant to these Articles or pursuant to the Companies Law, and any other matter as shall be determined by the Board of Directors.

       13.3 The Board of Directors may convene a Special Meeting by its resolution, and is required to convene a Special Meeting should it receive a request, in writing, from a person or persons entitled, under the Companies Law, to request such meeting.

       13.4 Any request for convening a meeting must specify the purposes for which the meeting is to be called, shall be signed by the persons requesting the meeting, and shall be delivered to the Company's registered offices. In addition, subject to the Law, the Board may accept a request of a shareholder to include a subject in the agenda of a general meeting, only if the request also sets forth: (a) the name and address of the Shareholder making the request; (b) a representation that the Shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; (c) a description of all arrangements or understandings between the Shareholder and any other person or persons (naming such person or persons) in connection with the subject which is

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requested to be included in the agenda; and (d) a declaration that all the information that is required under the Law and any other applicable law to be provided to the Company in connection with such subject, if any, has been provided. In addition, if such subject includes a nomination to the Board in accordance with the Articles, the request shall also set forth the consent of each nominee to serve as a director of the Company if so elected and a declaration signed by each nominee declaring that there is no limitation under the Law for the appointment of such nominee. Furthermore, the Board, may, in its discretion to the extent it deems necessary, request that the Shareholders making the request provide additional information necessary so as to include a subject in the agenda of a general meeting, as the Board may reasonably require.

       13.5 Notice of a general meeting shall be given in such manner as set forth in the Companies Law and any of the Companies regulations applying to the Company.

       13.6 The Company shall not give personal notice with respect to a general meeting to shareholders who are registered in the Register of Shareholders.

       13.7 A general meeting that is subject to Article Seven of Chapter Two of the Third Part of the Companies Law (Voting by Proxy), shall convene no later than sixty (60) days from the date of publication of the notice of the meeting.

14.    PROCEEDINGS AT GENERAL MEETINGS

       14.1 Proceedings at the general meeting shall not commence unless a quorum is present at the time of commencement of proceedings. The presence of at least two shareholders, who have at least one-third (1/3) of the voting rights (including presence by proxy) within half an hour from the time scheduled for the commencement of the meeting shall constitute a quorum. A person, who is acting as the proxy of other shareholders, shall be counted as the number of shareholders such person represents.

       14.2   (a)    If no quorum is present within half an hour of the time
scheduled for the commencement of the meeting, the meeting shall be adjourned by one week to the same time and place or to such other time and place as determined by the Board of Directors and for which notice is given to Shareholders entitled to receive such notice.

              (b) Notwithstanding the provisions of subsection (a), where a general meeting convenes on a shareholders demand, the adjourned meeting shall take place only in the presence of at least the number of shareholders required to convene a meeting under article 14.1.

       14.3 The chairman of the Board of Directors shall serve as the chairman of the general meeting. Should the chairman of the Board of Directors be absent from the meeting within fifteen (15) minutes from the time scheduled for the meeting or should he refuse to act as chairman of the meeting, the chairman shall be elected by the general meeting.

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15.    VOTING AT THE GENERAL MEETING

       15.1 A shareholder of the Company may vote at the general meetings in person or by proxy. Shareholders who are entitled to participate in and vote at the general meeting are the shareholders on the record date that shall be determined by the Board of Directors in its resolution to convene a general meeting, and subject to any law.

       15.2 Subject to the provisions of the law, the chairman of the meeting, or the person authorized by the chairman, may, in his discretion, disqualify proxies in the following cases:

              (a) there is a reasonable basis that they are forged or were given by virtue of shares in respect of which another proxy was given;

              (b) more than one choice for a particular resolution is marked therein; or

              (c) the resolution requires a majority that includes the votes of persons who do not have a personal interest in the matter, and the proxy does not indicate whether or not the shareholder has a personal interest.

       15.3 A declaration by the chairman of the meeting that a resolution has been carried unanimously or by a particular majority or lost or not carried by a particular majority shall be prima facie evidence of this fact.

       15.4 In the case of an equality of votes at a meeting, the chairman of the meeting shall not have an additional vote or a casting vote, and the resolution put to the vote shall be rejected.

       15.5 A shareholder may vote by proxy, either by stating the manner of his voting in the proxy and delivering it to the Company by the time of commencement of the meeting, or by nominating in the proxy a person authorized to vote on the shareholder's behalf and delivering it to the Company by the time of commencement of the meeting.

       15.6 A shareholder who is a corporation shall vote by proxy to a representative.

       15.7 A shareholder voting by proxy shall be deemed to be present at the meeting for the purpose of a quorum.

       15.8 A vote in accordance with the terms of a proxy shall be legal, even if prior to the vote, the shareholder passed away or became incapacitated, was dissolved, was declared bankrupt, or revoked the instrument of appointment or transferred the share in respect of which it was given, unless notice, in writing, was received at the company's registered office prior to the meeting that the shareholder had passed away, become incapacitated, was dissolved, was declared bankrupt, or revoked the instrument of appointment or transferred such share.

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       15.9   The proxy shall be drawn up in the form decided on by the Board of
Directors and signed by the shareholder.

       15.10 A shareholder of the Company shall be entitled to vote at meetings of the Company through a number of proxies, as shall be appointed by him, provided that each proxy shall be appointed in respect of different shares held by the shareholder.

       15.11 Should a shareholder be legally incapacitated, his legal guardian may vote such shareholder's shares, and they may vote in person or by proxy.

       15.12 In the event that two persons or more are the joint holders of a share, then only the person whose name is stated first in the Register of Shareholders as the holder of such share may vote, either in person or by proxy.

16.    THE MAJORITY REQUIRED FOR VOTES AT THE GENERAL MEETING

       Any resolution at the general meeting, including a resolution to amend these Articles, shall be passed by an ordinary majority, unless another majority is mandatory under the Companies Law or the Companies Ordinance, or another majority is determined in these Articles.

17.    BOARD OF DIRECTORS

       The Board of Directors shall formulate the Company's policy and shall supervise the performance of the duties of the Chief Executive Officer and his acts. Any power of the Company which was not granted by the Companies Law or these Articles to another organ, may be exercised by the Board of Directors.

18.    APPOINTMENT OF THE BOARD OF DIRECTORS AND TERMINATION OF OFFICE

       18.1 The number of directors of the Company shall be seven (7) and shall include: two external directors, two directors from Class 1, two directors from Class 2, and one director from Class 3.

       18.2 The directors of the Company shall be elected only at an Annual Meeting and shall not be elected at a special meeting, except as otherwise provided in these Articles. The directors shall serve in office until the end of the third Annual Meeting after the meeting at which they were elected, or until they cease serving in office pursuant to the provisions of the Companies Law. The shareholders meeting may dismiss a director only by a supermajority vote.

       18.3 Other than external directors, the Board of Directors shall be divided into three classes. The directors of Class 1 that are serving on the date of the effectiveness of these Articles will continue to serve until the first Annual Meeting held in 2005. The directors of Class 2 that are serving on the date of the effectiveness of these Articles will continue to serve until the first Annual Meeting held in 2006. The directors of Class 3 that are serving on the date of the effectiveness of these Articles will continue to serve until the first Annual Meeting held in 2007.

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       18.4   Should a general meeting of the Company not elect the number of new directors that were scheduled to be elected at such meeting, the directors who were in office until such meeting shall continue to serve in office until they are replaced by the general meeting of the Company, either an annual meeting, or a special meeting.

       18.5 Should a director cease serving (the "PREVIOUS DIRECTOR"), the remaining directors may continue to act, provided that their number shall be not less than five (5). The Board of Directors may appoint a director in place of a director who ceased serving. The appointment of a director by the Board of Directors shall be in effect until the next Annual Meeting or until he shall cease serving in office pursuant to the provisions of the Articles. The director elected by such general meeting shall be considered as a member of the class of the Previous Director and shall serve in office until the end of the third Annual Meeting after the meeting at which the Previous Director was elected.

       18.6   A director whose term of office has expired may be re-elected.

       18.7 The term of office of a director shall commence on the date of his appointment by the general meeting or by the Board of Directors or on a later date, should such date be determined in the resolution of appointment of the general meeting or of the Board of Directors.

       18.8 Candidates for directorships shall be nominated by a committee as authorized by the Board of Directors.

       18.9 The Board of Directors shall elect one (1) of its members to be chairman of the Board of Directors. If no chairman is elected or if the chairman is not present fifteen (15) minutes after the time scheduled for the meeting, the directors present shall elect one (1) of their members to be chairman of the meeting, and the director so elected shall direct the meeting and sign the minutes of the meeting.

       18.10 The Company shall determine the remuneration of the Directors in accordance with the Companies Law.

       18.11  An amendment of this article 18 requires a supermajority vote.

19.    MEETINGS OF THE BOARD OF DIRECTORS

       19.1 The Board of Directors shall be convened for a meeting according to the needs of the Company, and whenever it is required by the Companies Law.

       19.2 The chairman of the Board of Directors may convene the Board of Directors at any time.

       19.3 Unless notice is waived, notice of a meeting of the Board of Directors shall be delivered to all the members thereof at least 24 (twenty-four) hours prior to the time of the meeting of the Board of Directors. The notice shall state the time of the meeting and the place at which it shall be held, and reasonable details of the issues on the agenda.

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       19.4   Notwithstanding the foregoing, the Board of Directors may gather for a meeting without notice, with the consent of all of the directors.

       19.5 The quorum for the commencement of the meeting of the Board of Directors shall be a majority of the members of the Board of Directors.

       If a quorum is not present at the meeting of the Board of Directors half an hour from the time scheduled for the meeting, the meeting shall be adjourned to another time as shall be decided by the chairman of the Board of Directors, or in his absence, the directors present at the meeting, provided that notice of seventy-two (72) hours in advance shall be given to all the directors of the time of the adjourned meeting. The quorum for the commencement of the adjourned meeting shall be two members of the Board of Directors.

       19.6 The Board of Directors may hold meetings by using any means of communication, provided that all the directors participating may simultaneously hear each other.

       19.7 The Board of Directors may pass resolutions without actually convening, provided that all of the directors entitled to participate in the discussion and vote on the matter have agreed thereto.

       19.8 Facsimile signatures of any office holder of the Company may be used whenever and as authorized by the Board of Directors.

20. VOTING AT THE BOARD OF DIRECTORS

       20.1 In a vote of the Board of Directors, each director shall have one vote.

       20.2 Resolutions of the Board of Directors shall be passed by a majority of votes. The chairman of the Board of Directors shall not have an additional vote or a casting vote, and in the case of an equality of votes, the resolution put to the vote shall be rejected.

21.    COMMITTEES OF THE BOARD OF DIRECTORS

       21.1 The Board of Directors may set up committees and appoint members thereto. A resolution passed or an act done by a such a committee shall be treated as a resolution passed or act done by the Board of Directors, unless expressly otherwise prescribed by the Board of Directors for a particular matter or in respect of a particular committee.

       21.2 The provisions contained in these Articles pertaining to meetings of the Board of Directors and the voting at the meetings shall apply, with appropriate changes, to the meetings and discussions of any Committee of the Board of Directors that comprises two members or more, subject to the resolutions of the Board of Directors with respect to the procedures of meetings of the Committee (should there be any such resolutions).

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       21.3   A transaction by the Company with an office holder thereof, including transactions concerning compensation of non-director office holders, and a transaction of the Company with a third person in which an office holder of the Company has a personal interest, which is not an extraordinary transaction, will require only the approval of a committee authorized by the Board of Directors.

22.    INSURANCE , EXEMPTION, AND INDEMNITY

       22.1 The Company may insure the liability of an office holder therein, subject to the following provisions of this Article 22.

       22.2 The Company may enter into a contract to insure the liability of an office holder therein for an obligation imposed on him in consequence of an act done in his capacity as an office holder therein, in any of the following cases:

              (a) a breach of the duty of care to the Company or to another person;

              (b) a breach of the duty of loyalty to the Company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the Company;

              (c) a monetary obligation imposed on him in favor of another person.

       22.3 The Company shall not enter into a contract to insure the liability of an office holder therein for any of the following:

              (a) a breach of the duty of loyalty to the Company, unless the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the Company;

              (b)    an intentional or reckless breach of the duty of care;

              (c) an act done with the intention of unlawfully deriving a personal profit;

              (d)    a fine imposed on him.

       22.4 The Company may indemnify an office holder therein, subject to the following provisions of this Article.

       22.5 The Company may give an advance undertaking to indemnify an office holder therein for an obligation or expense imposed on him in consequence of an act done in his capacity as an office holder therein, as specified below:

              (a) a monetary obligation imposed on him in favor of another person pursuant to a judgment, including a judgment given in settlement or a court approved arbitrator's award;

              (b) reasonable legal fees, incurred by an office holder or which he is ordered to pay by a court, in proceedings filed against him by the Company or on its


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behalf or by another person, or in a criminal charge of which he is acquitted, or in a criminal charge of which he is convicted of an offence that does not require proof of criminal intent.

       22.6 Such undertaking to indemnify must be limited to types of events which in the Board of Directors' opinion are foreseeable at the time of giving the indemnity undertaking, except for the events mentioned in article 22.3 above, and in such amount as the Board of Directors deems reasonable in the circumstances of the case.

       22.7 The Company may indemnify in retrospect an office holder therein, for cases specified in article 22.5 above.

       22.8 The Company may exempt an office holder therein in advance and retroactively for all or any of his liability for damage in consequence of a breach of the duty of care to the Company. Notwithstanding the foregoing, the Company may not exempt an office holder therein from his liability for any of the events specified in paragraph 22.3 above.

       22.9 The above provisions with regard to insurance, exemption and indemnity shall not limit the Company with regard to its entering into an insurance contract and/or with regard to indemnity and/or with regard to exemption:

              (a) in connection with a person who is not an office holder in the Company, including employees, contractors or consultants of the Company, who are not office holders therein;

              (b) in connection with office holders in the Company - to the extent that the insurance and/or exemption and/or indemnity are not expressly prohibited by any law.

23.    INDEPENDENT AUDITOR

       23.1 The Annual Meeting shall appoint an independent auditor for the Company. The independent auditor shall hold this office until the end of the subsequent Annual Meeting, or for a longer period, as shall be determined by the Annual Meeting, provided that the term of office shall not be longer than the end of the third Annual Meeting after the meeting at which the auditing accountant was appointed.

       23.2 The fees of the independent auditor for the audit services shall be determined by the Board of Directors, subject to the recommendation of the Audit Committee. The Board of Directors shall report the fees of the independent auditor to the Annual Meeting.

24.    SIGNING ON BEHALF OF THE COMPANY

       The signatory rights on behalf of the Company shall be determined from time to time by the Board of Directors.


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25.    DIVIDEND AND BONUS SHARES

       25.1 A resolution on a distribution of a dividend and/or bonus shares shall be passed by the Board of Directors.

       25.2 The Board of Directors will determine the way of payment of any dividend or bonus shares. Receipt by person whose name, on the date of declaration of the dividend, was registered in the Register of Shareholders as the holder of each share or, in the event of joint holders, by one of the joint holders, shall serve as confirmation with respect to all the payments made in connection with that share and in respect of which the receipt was received.

       25.3 For the purpose of implementation of any resolution pursuant to the provisions of this Article, the Board of Directors may settle, as it shall deem fit, any difficulty as shall arise with respect the distribution of a dividend and/or bonus shares, including to determine the value for the purpose of the said distribution of certain assets, and to decide that payments in cash shall be made to the members based on the value so determined, and to determine provisions with respect to fractions of shares or with respect to the non-payment of small sums.

26.    REDEEMABLE SECURITIES

       The Company may, subject to any law, issue redeemable securities upon such terms as shall be determined by the Board of Directors.

27.    DONATIONS

       The Company may make a donation of a reasonable amount of money for a purpose which the Board of Directors shall deem to be a worthy cause, even if the donation is not made in relation to business considerations for increasing the Company's profits.

28.    NOTICES

       28.1 Subject to any law, notice or any other document which the Company shall deliver and which it is entitled or required to give pursuant to the provisions of these Articles and/or the Companies Law shall be delivered by the Company to any person, whether in person or dispatched by mail in a letter addressed in accordance with the address of such shareholder as registered in the Register of Shareholders or any other address which the shareholder submitted in writing to the Company as the address for the submission of notices or other documents, whether by transmission by fax according to the number which the shareholder specified as the number for the delivery of notices by fax, or by electronic form.

       28.2 Notwithstanding anything to the contrary contained herein and subject to the provisions of the Law, a notice to a Shareholder may be served, as general notice to all Shareholders, in accordance with applicable rules and regulations of any stock exchange upon which the Company's shares are listed.

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


       28.3 Any notice to be given to the shareholders shall be given, insofar as concerns joint shareholders, to the person whose name appears first in the Register of Shareholders as the holder of the said share, and any notice so given shall be sufficient notice for the holders of the said share.

       28.4 Any notice or other document which shall be sent shall be deemed to have reached their destination within three (3) days if sent by registered mail and/or regular mail, and if delivered in person or transmitted by fax, shall be deemed to have reached its destination on the first day after receipt thereof. Should it be required to prove delivery, it shall be sufficient to prove that the letter which was sent by mail and which contains the notice or the document was addressed to the correct address and submitted to the post office as a letter bearing stamps or as a registered letter bearing stamps, and in the event of a fax, it shall be sufficient to produce the transmission confirmation page from the fax machine from which it was sent.

       28.5 In cases where it is necessary to give advance notice of a particular number of days or notice which shall remain in effect for a particular period, the day of delivery shall be taken into account as regards the number of days or the period.


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